Exhibit 99.1

Lincoln Financial Group Announces Cash Tender Offer

For Certain Outstanding Debt Securities

RADNOR, Pa., August 12, 2019 – Lincoln Financial Group (NYSE: LNC) (the “Company”) today announced the commencement of a cash tender offer (the “Offer”) for its 6.15% Senior Notes due 2036 (the “6.15% Notes”) and its 4.85% Senior Notes due 2021 (the “4.85% Notes”, and together with the 6.15% Notes, collectively the “Notes”, and each, a “series” of Notes). The Company can purchase Notes for an aggregate purchase price of up to $150,000,000 (the “Maximum Tender Amount”) and, in the case of the 4.85% Notes, up to the principal amount set forth in the table below. The Offer is being made pursuant to and is subject to the terms and conditions, including a financing condition, set forth in the Offer to Purchase, dated August 12, 2019 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal”). The purpose of the Offer, together with the Company’s proposed issuance of senior, unsecured debt securities, is to reduce the Company’s aggregate interest expense. Notes purchased in the Offer will be retired and cancelled. The Company expects to use the net proceeds from an offering of senior notes that commenced today, together with cash on hand, to finance the Offer.

The following table sets forth certain information regarding the Notes and the Offer:

Title of Security	CUSIP Number	Principal Amount Outstanding	Series Cap (Principal Amount)	Acceptance Priority Level	Reference U.S. Treasury Security(1)	Bloomberg Reference Page(2)	Fixed Spread (basis points)	Early Tender Premium (per $1,000)
6.15% Senior Notes due 2036	534187AR0	$348,000,000	N/A	1	2.875% UST due 5/15/2049	FIT1	115 bps	$30
4.85% Senior Notes due 2021	534187BB4	$300,000,000	$50,000,000	2	1.75% UST due 7/31/2021	FIT1	55 bps	$30

(1)

The reference yields of the U.S. Treasury Securities will be determined by the joint lead dealer managers based on quotes available at 10:00 a.m., New York City time, on the price determination date (the “Price Determination Date”), which is expected to be August 26, 2019. Holders of Notes that are accepted for purchase will also receive an amount equal to accrued and unpaid interest thereon from their last interest payment date up to, but not including, the applicable settlement date.

(2)	The page on Bloomberg from which the joint lead dealer managers will quote the bid side prices of the applicable U.S. Treasury Security.

The Offer will expire at 11:59 p.m., New York City time, on September 9, 2019, unless extended or earlier terminated by the Company (the “Expiration Date”). Tenders of Notes may be withdrawn at any time at or prior to 5:00 p.m., New York City time, on August 23, 2019 (the “Withdrawal Deadline”), but may not be withdrawn thereafter except as required by law.

The consideration paid for Notes that are validly tendered and accepted for purchase will be determined in the manner described in the Offer to Purchase by reference to a fixed spread plus the yield to maturity of the applicable U.S. Treasury Security specified in the table above and in the Offer to Purchase. Holders of Notes that are validly tendered at or prior to 5:00 p.m., New York City time, on August 23, 2019 (the “Early Tender Deadline”) and accepted for purchase will receive the applicable “Total Consideration”, which includes an early tender premium of $30.00 per $1,000 principal amount of the Notes accepted for purchase (the “Early Tender Premium”). Holders who validly tender their Notes following the Early Tender Deadline and on or prior to the Expiration Date will only receive the applicable “Tender Offer Consideration” per $1,000 principal amount of any such Notes that are accepted for purchase, which is equal to the applicable Total Consideration minus the Early Tender Premium.

Payments for Notes accepted for purchase will include an amount equal to accrued and unpaid interest thereon from and including their last interest payment date up to, but not including, the applicable settlement date.

The settlement date for Notes that are validly tendered and not validly withdrawn at or prior to the Early Tender Deadline and accepted for purchase is expected to be August 27, 2019 (the “Early Settlement Date”). If an amount of Notes having an aggregate purchase price less than the Maximum Tender Amount is purchased on the Early Settlement Date, the settlement date for Notes that are validly tendered following the Early Tender Deadline but at or prior to the Expiration Date and accepted for purchase is expected to be September 10, 2019, the first business day after the Expiration Date (the “Final Settlement Date”).

Subject to the Maximum Tender Amount and proration, all 6.15% Notes validly tendered on or prior to the Early Tender Deadline will be accepted before any validly tendered 4.85% Notes are accepted, and all 6.15% Notes validly tendered following the Early Tender Deadline but at or prior to the Expiration Date will be accepted before any 4.85% Notes validly tendered following the Early Tender Deadline are accepted. Notes validly tendered and not validly withdrawn at or prior to the Early Tender Deadline will be accepted for purchase in priority to Notes tendered following the Early Tender Deadline even if such Notes validly tendered following the Early Tender Deadline have a higher Acceptance Priority Level than Notes validly tendered on or prior to the Early Tender Deadline. If the Offer is fully subscribed as of the Early Tender Deadline, holders who validly tender Notes following the Early Tender Deadline will not have any of these Notes accepted for purchase regardless of Acceptance Priority Level. Notes of either series accepted for payment on any Settlement Date are subject to proration (rounded to avoid the purchase of Notes in a principal amount other than $2,000 or an integral multiple of $1,000 in excess thereof) if the aggregate principal amount of the Notes of such series validly tendered and not validly withdrawn is greater than the Series Cap or would cause the Maximum Tender Amount to be exceeded.

The Company’s obligation to accept for payment and to pay for the Notes validly tendered in the Offer is subject to the satisfaction or waiver of a financing condition and the other conditions described in the Offer to Purchase. The financing condition requires that the Company receive proceeds sufficient to fund the aggregate purchase price (excluding accrued interest) for all Notes to be accepted for purchase in the Offer, from one or more debt capital markets issuances, on terms reasonably satisfactory to the Company. The Company reserves the absolute right, subject to applicable law, to: (i) waive the financing condition or any or all other conditions to the Offer; (ii) extend or terminate the Offer; (iii) increase or decrease the Maximum Tender Amount and/or increase, decrease or eliminate the Series Cap without extending the Early Tender Deadline or the Withdrawal Deadline; or (iv) otherwise amend the Offer in any respect.

Information Relating to the Offer

Wells Fargo Securities, LLC, BNP Paribas Securities Corp. and J.P. Morgan Securities LLC are acting as the joint lead dealer managers for the Offer. The information agent and tender agent for the Offer is Global Bondholder Services Corp. Copies of the Offer to Purchase, Letter of Transmittal and related offering materials are available by contacting Global Bondholder Services Corp. at (866) 470-3800 (toll-free) or (212) 430-3774 (banks and brokers). Questions regarding the Offer should be directed to Wells Fargo Securities, LLC, at (704) 410-4756 (collect) or (866) 309-6316 (toll-free), BNP Paribas Securities Corp. at (212) 841-3059 (collect) or (888) 210-4358 (toll-free) or J.P. Morgan Securities LLC at (212) 834-8553 (collect) or (866) 834-4666 (toll-free).

This press release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The Offer is being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law.

About Lincoln Financial Group

Lincoln Financial Group provides advice and solutions that help empower people to take charge of their financial lives with confidence and optimism. Today, more than 17 million customers trust our retirement, insurance and wealth protection expertise to help address their lifestyle, savings and income goals, as well as to guard against long-term care expenses. Headquartered in Radnor, Pennsylvania, Lincoln Financial Group is the marketing name for Lincoln National Corporation (NYSE: LNC) and its affiliates. The company had $260 billion in assets under management as of June 30, 2019. Lincoln Financial Group is a committed corporate citizen included on major sustainability indices including the Dow Jones Sustainability Index North America and FTSE4Good. Dedicated to diversity and inclusion, Lincoln was recognized by Forbes as one of the Best Large Employers, Best Employers for Diversity, and Best Employers for Women. Lincoln also earned perfect 100 percent scores on the Corporate Equality Index and the Disability Equality Index. Learn more at: www.LincolnFinancial.com. Follow us on Facebook, Twitter, LinkedIn, and Instagram. Sign up for email alerts at http://newsroom.lfg.com.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements regarding the cash tender offer for certain outstanding senior notes of the Company. A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like: “believe,” “anticipate,” “expect,” “estimate,” “project,” “will,” “shall” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from the results contained in the forward-looking statements. For a list and description of some of such risks and uncertainties, see the Company’s periodic reports filed with the Securities and Exchange Commission (the “SEC”). These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s filings with the SEC. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time-to-time, and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, except as required by law, we disclaim any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Chris Giovanni

(484) 583-1793

Investor Relations

InvestorRelations@LFG.com

Scott Sloat

(484) 583-1625

Media Relations

scott.sloat@LFG.com